SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2003

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

000-50245
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	95-4849715 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard
Suite 220
Los Angeles, California 90010
(Address of principal executive offices, with zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure (the following discussion is furnished under “Item 12. Results of Operations and Financial Condition”).

     In accordance with SEC Release No. 33-8216, the following information, required to be furnished under “Item 12. Results of Operations and Financial Condition,” is furnished under “Item 9. Regulation FD Disclosure.”

     On October 20, 2003, Nara Bancorp, Inc. (the “Company”) announced via press release the Company’s preliminary results for its third quarter ended September 30, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibits are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release, dated October 20, 2003, issued by Nara Bancorp, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc., (Registrant)

Date:	October 20, 2003	By:	/s/ Timothy Chang

Timothy Chang Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release of the Registrant.